UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consent Waiver and Release, and Letter Agreement with Nadir Ali

As previously disclosed, on June 14, 2024, XTI Aerospace, Inc. (the “Company”) obtained a written consent (the “June 2024 Consent”) from the Required Holders (as defined below) of the Company’s Series 9 Preferred Stock, in connection with the Company’s “at the market” offering program pursuant to that certain Equity Distribution Agreement, dated as of July 22, 2022, by and between the Company and Maxim Group LLC, the Company’s sales agent, as amended from time to time (the “ATM”). Pursuant to the June 2024 Consent, the Required Holders approved a $47.4 million increase to the ATM (the “Maximum Amount”), provided that, among other things, the Company obtains the consent of the Required Holders for sales of the Company’s common stock under the ATM in excess of $6 million up to the Maximum Amount. “Required Holders” is defined in the Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock (the “Certificate of Designations”) as the holders of at least a majority of the outstanding Series 9 Preferred Stock; provided that, pursuant to that certain securities purchase agreement dated as of March 12, 2024 (the “SPA”), by and between the Company and 3AM Investments LLC (an entity controlled by Nadir Ali, the Company’s former Chief Executive Officer and a former director of the Company) (“3AM”), 3AM will be deemed a “Required Holder” as defined in the Certificate of Designations as long as 3AM holds any shares of Series 9 Preferred Stock.

On November 17, 2024, the Company entered into a Consent Waiver and Release (the “November 2024 Consent”) with 3AM and Streeterville Capital, LLC (“Streeterville”, and together with 3AM, the “Series 9 Holders”), each as a Required Holder, pursuant to which the Series 9 Holders authorized the Company to raise up to an additional $5,000,000 under the ATM (the “ATM Increase”) in consideration for the Company’s agreement to pay 20% of the proceeds it receives from sales under the ATM in connection with the ATM Increase (the “Redemption Proceeds”) to the Series 9 Holders to redeem a portion of their Series 9 Preferred Stock, to be distributed as follows: (i) 75% of the Redemption Proceeds to Streeterville (15% of all proceeds received from sales under the ATM), and (ii) 25% of the Redemption Proceeds to 3AM (5% of all proceeds received from sales under the ATM). Distribution payments will be made by wire transfer of immediately available funds every Monday for the prior week’s Redemption Proceeds and will be used to partially redeem the Series 9 Preferred Stock.

Additionally, pursuant to the November 2024 Consent, each of Streeterville and 3AM agreed to waive any past breach of or failure to perform any of the Company’s covenants, obligations, conditions or agreements contained in (i) the Certificate of Designations, (ii) the June 2024 Consent, (iii) in the case of 3AM, the SPA and (iv) in the case of Streeterville, the Secured Promissory Note dated as of May 1, 2024 and the Secured Promissory Note dated as of May 24, 2024 issued by the Company to Streeterville (such notes, together, the “Secured Notes”). Each of Streeterville and 3AM also agreed that none of such breaches or failures of perform shall constitute an Event of Default (as defined in the Certificate of Designations or the Secured Notes, as applicable) under the Certificate of Designations or, in the case of Streeterville, the Secured Notes. The November 2024 Consent provides that failure to timely the remit the Redemption Proceeds as set forth in the November 2024 Consent will be considered an Event of Default under the Certificate of Designations, and the Series 9 Holders’ consent to the ATM Increase will be immediately and automatically withdrawn in the event the Company fails to make payment pursuant to the November 2024 Consent and such payment failure is not cured within one business day. The November 2024 Consent may only be terminated or modified with the written consent of the Series 9 Holders and the Company.

As further inducement for 3AM to approve the ATM Increase, pursuant to the November 2024 Consent, on November 17, 2024, the Company entered into a Letter Agreement (the “Letter Agreement”) with Nadir Ali, on behalf of himself and on behalf of 3AM, Grafiti Group LLC (“Buyer”) and Grafiti LLC (“Grafiti”). Pursuant to the Letter Agreement, the Company agreed to amend that certain Equity Purchase Agreement, dated as of February 16, 2024 (the “Equity Purchase Agreement”), by and among the Company, Grafiti and Buyer, to remove the inclusion of any Net Income After Taxes in the Purchase Price (as such terms are defined in the Equity Purchase Agreement) effective immediately upon execution of the Letter Agreement, and thereby waive future payments to the Company of any Net Income After Taxes under the Equity Purchase Agreement. As previously described in a Current Report on Form 8-K filed by the Company on February 23, 2024, the Company entered into the Equity Purchase Agreement to divest the businesses held by Grafiti, then a wholly-owned subsidiary of the Company, by transferring 100% of the equity interest in Grafiti to Buyer. Nadir Ali is the Managing Member of Buyer, which is the managing Member of Grafiti.

Additionally, pursuant to the Letter Agreement, the Company agreed to (i) pay an amount equal to $426,006.00 representing amounts that remain outstanding and payable to Mr. Nadir Ali in accordance with the terms of that certain Amended and Restated Employment Agreement, dated as of May 15, 2018, as further amended on March 22, 2024, by and between XTI and Nadir Ali (the “Employment Agreement”), with payment to be made in full no later than November 19, 2024 (the “Severance Payment”) and (ii) pay an amount equal to $60,000 representing the total monthly cash service fee currently outstanding and payable pursuant to that certain Consulting Agreement dated March 12, 2024, by and between XTI and Nadir Ali (the “Consulting Agreement”), no later than November 19, 2024 (the “Consulting Payment”). Furthermore, the Letter Agreement provides that in the event that the Company breaches the terms and conditions of the Letter Agreement or fails to satisfy the conditions and obligations described therein, the November 2024 Consent as provided by 3AM shall be deemed to be void ab initio.

Pursuant to the Letter Agreement, Nadir Ali and 3AM agreed to waive any past breach of or failure to perform any of the Company’s covenants, obligations, conditions or agreements contained in the Employment Agreement and the Consulting Agreement relating to the Severance Payment and the Consulting Payment as applicable.

The foregoing description of the November 2024 Consent and the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the November 2024 Consent and the Letter Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 21, 2024, the Company completed the disposition of the businesses held by Grafiti pursuant to the Equity Purchase Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Company’s waiver of certain future payments under the Equity Purchase Agreement is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Company’s arrangements with Nadir Ali relating to the Employment Agreement and the Consulting Agreement is incorporated by reference herein to the extent required to be disclosed under this Item 5.02.

Item 5.08 Shareholder Director Nominations.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 5.08.

Item 7.01 Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release providing a business update and announcing the filing of its quarterly report on Form 10-Q for the quarterly period ended September 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On November 18, 2024, the Company issued a press release regarding the closing of the business combination between Damon Motors Inc. and Grafiti Holding Inc., a former subsidiary of the Company (which was renamed Damon Inc. on closing) (“Damon”), following the completion of the previously announced 1-for-50 share distribution of Damon common shares to the December 27, 2023 record date participating securityholders of the Company. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Deadlines for Stockholder Proposals and Director Nominations for 2024 Annual Meeting

The Company has set December 27, 2024 as the date for its 2024 annual meeting of stockholders (the “Annual Meeting”), provided that the Company reserves the right to change the date of the Annual Meeting prior thereto. The time and location of the Annual Meeting will be set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting to be filed with the U.S. Securities and Exchange Commission.

Stockholders of record of the Company’s common stock at the close of business on November 19, 2024, will be entitled to notice of, and to vote at, the Annual Meeting. The Company, however, reserves the right to change the record date prior to the Annual Meeting.

Due to the fact that the Company did not hold an annual meeting the previous year, the Company is providing the due date for submissions of any qualified stockholder proposals pursuant to Rule 14a-8 under the Exchange Act and for any stockholder nomination or proposal outside of Rule 14a-8.

Stockholders intending to submit proposals for inclusion in the Proxy Statement pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposals are received by the Company no later than November 25, 2024, which the Company has determined to be a reasonable time before it expects to begin to send its proxy materials for the Annual Meeting, and must comply with all applicable requirements of the Exchange Act and the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”) to be eligible for inclusion in the Proxy Statement. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Proxy Statement. The public announcement of an adjournment or postponement of the date of the Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

Stockholders intending to submit a proposal outside the processes of Rule 14a-8 of the Exchange Act or a nominee for director, in each case in connection with the Annual Meeting, must provide notice of such proposals or nominees to the Company no later than the close of business on November 28, 2024, which is the 10th day following the first public announcement of the date of the Annual Meeting. In addition to satisfying requirements under the By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the Annual Meeting must provide notice to the Company’s Corporate Secretary no later than November 28, 2024.

All proposals and notices must be in writing and received by the Company’s Corporate Secretary at 8123 InterPort Blvd., Suite C, Englewood, Colorado 80112, and must also comply with the applicable requirements set forth in the rules and regulations of the Exchange Act and the form and information requirements specified in the By-Laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consent Waiver and Release, dated November 17, 2024, by and among XTI Aerospace, Inc., 3AM Investments LLC and Streeterville Capital, LLC
10.2	Letter Agreement, dated November 17, 2024, by and among XTI Aerospace, Inc., Nadir Ali, 3AM Investments LLC, Grafiti Group LLC and Grafiti LLC
99.1	Press Release, dated November 14, 2024
99.2	Press Release, dated November 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: November 18, 2024	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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